UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(IRS Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value, 100,000,000 shares authorized	RYI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Closing of Secondary Offering and Share Repurchase

On May 13, 2022 the Company announced that it had closed the previously announced underwritten secondary offering (the “Offering”) of 3,500,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”), par value $0.01 per share, held by RYPS, LLC (the “Selling Stockholder”) and share repurchase (the “Share Repurchase”) from the Selling Stockholder, in a privately negotiated transaction, of 1,613,022 shares of the Common Stock for $47,680,940. Following the closing of the Offering, the Company is no longer a “controlled company” within the meaning of the corporate governance standards of The New York Stock Exchange. The press release announcing the closing of the Offering and Share Repurchase is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the opinion of Willkie Farr & Gallagher LLP relating to the validity of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

99.1	Press Release, dated May 13, 2022, issued by Ryerson Holding Corporation.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2022

RYERSON HOLDING CORPORATION

By:	/s/ James J. Claussen
	Name:	James J. Claussen
	Title:	Executive Vice President and Chief Financial Officer